Equipment Customized Contracts

设备定做承揽合同

山东川一水处理设备有限公司 合同专用章 (7)

This contract for the sale of goods is between Shandong Chuanyi Water Treatment Equipment Co., Ltd., a corporation organized under the laws of the State of China (the "**Seller**"), and Spacepath Inc, a corporation organized under the laws of the State of NV,USA (the "**Buyer**").

此合同为**卖方**：山东川一水处理设备有限公司（符合中国法律成立的公司），**买方** Spacepath Inc（符合美国 NV 州法律成立的公司）签订的销售合同。

The parties agree as follows:

双方达成协议如下

1. **Sale of Goods.** The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the goods set forth on Exhibit A (the "**Goods**") in the quantities and at the prices stated in Exhibit A. Unless otherwise stated in Exhibit A, the Buyer shall pay all taxes and third-party expenses imposed on, in connection with, or measured by the transaction contemplated by this agreement in addition to the prices set forth on Exhibit A.

货物销售。卖方同意向买方出售，买方同意向卖方购买附件A中规定的数量和价格的产品货物（"货物"），除非附件A中另有规定，买方应当负责所有的税款、强加于第三方的费用、与第三方有关的费用、或本协议预期交易作出判断所产生的费用，附件A外规定的价格除外.

2. **Invoices; Payment.** Unless otherwise stated in Exhibit A, payment for the Goods is due within 30 days of the date of the Seller's proforma invoice, which date will be before the date of the Seller's delivery of the Goods.

发票，付款。除非附件A另有规定，付款是在卖方开出形式发票日期后的30天内，在卖方发货前支付。

3. **Delivery; Title; and Risk of Loss.** Unless otherwise stated in Exhibit A, the Seller shall deliver the Goods FOB the Seller's facility in China, and title to and risk of loss of the Goods will pass to the Buyer upon such delivery by the Seller. Any stated delivery dates are approximate. The Seller will not be liable for any losses, damages, penalties, or expenses for failure to meet any delivery date.

交货；所有权；损失风险。除非附件 A 中另有规定，卖方将从其位于中国的任何工厂以 FOB 条件发货。货物的所有权和货损风险将在卖方交货予买方时转移至买方。任何指定的交货日期均为大概日期。对于货物因未能满足交货日期而导致的任何损失、损伤、罚款或费用，卖方均无需负责。

4. **Disclaimer of Warranty; Due Diligence. The Goods are being sold "as is," and the Seller disclaims all warranties (other than the implied warranty of title under article 2 of the Uniform Commercial Code), whether express or implied, including the warranties of merchantability and fitness for a particular purpose.**

免责声明的保证；严格评估。货物照原样出售 卖方不承担任何保证（除了统一商业法典第二条款项下标题的按时保证外），无论是明示或暗示，包括适销性的保证及其他特殊目的的保证.

The Buyer acknowledges that it has not been induced by any statements or representations of any person with respect to the quality or condition of the Goods and that no such statements or representations have been made. The Buyer acknowledges that it has relied solely on the investigations, examinations, and inspections as the Buyer has chosen to make and that the Seller has afforded the Buyer the opportunity for full and complete investigations, examinations, and inspections.

买方承认它没有被任何声明或与货物质量或条件的有关任何人代表的诱导，没有这样的声明或陈述。买方承认，它只是依赖于调查、检查和检验作为买方选择，卖方给予买方有机会全面和完整的调查、检查和检验。

5. **Limitation of Liability.** The Seller will not be liable for any indirect, special, consequential, or punitive damages (including lost profits) arising out of or relating to

this agreement or the transactions it contemplates (whether for breach of contract, tort, negligence, or other form of action) and irrespective of whether the Seller has been advised of the possibility any such damage.

责任限制。卖方将不承担本协议或预期交易(是否违反合同、侵权行为、疏忽或其他形式)，不管卖方是否被告知损失的可能性所引起的任何间接、特殊的、间接随之发生的、惩罚性损害赔偿(包括利润损失)。

6.Limitation of Actions. No action arising out of or relating to this agreement or the transactions it contemplates may be commenced against the Seller more than 12 months after the basis for such claim could reasonably have been discovered.

诉讼时效。任何针对卖方关于本协议或预期交易的诉讼争议不应超过 12 个月， 否则无效。

7. **Governing Law and Designation of Forum.** (a) The laws of the State of PRC govern all matters arising out of or relating to this agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, validity, performance (including the details of performance), and enforcement.

适用法律和仲裁法庭指定。所有由这个协议和预期交易, 包括但不限制于其解释、施工、有效性、性能(包括性能的细节)，和执行引起的或与其有关的所有事项受中华人民共和国国家法律管辖。

8. **Force Majeure.** The Seller will not be liable for delays in performance or for non-performance due to unforeseen circumstances or causes beyond the Seller's reasonable control.

不可抗力。卖方将不承担性能延迟或因不可预见情况或原因造成的不履行，因超出卖方的合理控制。

9. **Entire Agreement.** This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all other agreements, whether written or oral, between the parties.

全部协议。本协议构成了双方就本协议主题达成的完整协议并取代所有其他协议, 无论是当事人之间书面或口头的。

10. **Amendments.** No amendment to this agreement will be effective unless it is in writing and signed by both parties.

修正。本协议的任何修改, 将会是无效的, 除非双方书面签订。

11. **Effectiveness; Date.** This agreement will become effective when both parties have signed it.

有效性; 日期。这个协议在双方签署后正式生效。

12. **Counterparts; Electronic Signatures.** This agreement may be signed in one or more counterparts, which together will form a single agreement. This agreement may be signed electronically.

山东川一水处理设备有限公司
合同专用章
(7)

契约数量; 电子签名。该协议可能签署一份或多份, 一起形成一个单一的协议。该协议可能电子签署。

13. **Language version** . This agreement write in two language (English and Chinese) , have same effective , any dispute arise from that , the Chinese version is the last one .

语言文本 本合同由中英两种文字书写，具有相同的效力。万一有争议，以中文版本为准。

14. **Installation and debug .** if need seller side engineer come to install and debug the relative system , the buyer should responsible for the relative expense for visa and help them get it , round trip flight ticket , food & boarding , necessary communication tools and help of the seller side engineer , offer extra necessary subsidy for the seller side engineer during work time .

安装调试 如需卖方工程技术人员前往安装调试相关设备,买方应负责卖方工程技术人员 的签证办理及费用，往返机票,安装期间食宿,必要 交通工具 及帮助，外出工作期间每日提供 额外相关补助 等.

Seller: Shandong Chuanyi Water Treatment Equipment Co.,Ltd

实方：山东川一水处理设备有限公司

山东川一水处理设备有限公司 合同专用章 (7)

Date:

日期：2013.08. 01

Buyer:
买方：

Date: 8-1-13
日期：

Exhibit A 附件 A

RO plant series (PLC control with intelligent touch screen ex works price)

Equipment No.	Single stage		Double stage	
	Stainless steel 304 Pretreatment pot and pipeline	Pvc pipe frp pretreatment pot	Stainless steel 304 Pretreatment pot and pipeline	Pvc pipe frp pretreatment pot
0.25 t/h	3400	2600	4600	3700
0.5 t/h	4100	3200	6800	5200
1 t/h	5800	4000	9800	7800
2 t/h	8120	6800	14720	12450
3t/h	11130	9250	18500	15480
4t/h	15450	11700	26420	21700
5 t/h	20000	14160	34900	29250
8 t/h	27930	21700	44350	36800
10 t/h	32460	25480	51900	44350
15 t/h	50000	39650	77370	74540
20t/h	62280	50580	116500	100000
More than 20 t/h please contact to design the details for you !				

Diameter across 1500mm change carbon steel line with rubber pretreatment pot.
The RO system big than 10 t/h double stage we can install and debug for you ! Small ro plant we make it very integrity , easy to connect !

Water softener (double pot one for one with) USD ex w price

Product modes	Specification	Full automatic	Semi automatic
CY200-300 *2	1-2 t/h	1450	1132
CY200-350*2	2 -3t/h	2140	1227
CY200-400*2	3-4t/h	2550	1590
CY200-500*2	5-6t/h	4150	2170
CY200-600*2	6-8t/h	4440	3430
More than 10t/h please contact to design the details for you			